Exhibit 99.1

GeneDx Reports Third Quarter 2024 Financial Results and Business Highlights
Achieved profitability milestone with third quarter adjusted net income1 of $1.2M
Reported third quarter 2024 revenues2 of $76.6M with 77% year-over-year growth of exome and genome test revenue
Expanded third quarter 2024 adjusted gross margins2 to 64%
Raising guidance to deliver between $284M and $290M in FY 2024 revenue
GeneDx to host conference call today at 8:30 a.m. ET

STAMFORD, Conn., October 29, 2024 — GeneDx Holdings Corp. (Nasdaq: WGS), a leader in delivering improved health outcomes through genomic insights, today reported its financial results for the third quarter of 2024.
“We delivered 77% growth on exome and genome revenues in Q3 and have reached the point of profitability, a significant milestone in our company’s history,” said Katherine Stueland, CEO of GeneDx. “Our advancements in genomics are redefining the standard of care, setting new industry standards for clinical utility and economic efficiency, and shortening the time to a diagnosis for thousands of families. With an ever-growing number of families eligible for our services, our growth outlook is healthy and sustainable. We continue to bring life-changing impact to the pediatric outpatient and NICU settings, and we are now establishing the foundation for clinically-actionable, responsible, and scalable genomic newborn screening.”
“Once again, our quarterly performance exceeded our top and bottom-line expectations. The third quarter marked our 10th consecutive quarter of cash flow improvement and we achieved positive adjusted net income ahead of our prior target,” said Kevin Feeley, CFO of GeneDx. “With our industry-leading technology and a massive market opportunity ahead, GeneDx will continue to couple financial discipline with strategic investment to accelerate the business and provide answers for even more families in need.”

Third Quarter 2024 Financial Results (Unaudited)1,2
Revenues
•Revenues from continuing operations grew to $76.6 million, an increase of 52% year-over-year and 11% sequentially.
◦Total company revenues were $76.9 million.
•Exome and genome test revenue grew to $60.0 million, an increase of 77% year-over-year and 18% sequentially.
Exome and genome volume
•Exome and genome test results volume grew to 19,262, an increase of 46% year-over-year and 7% sequentially.
•Exome and genome represented 33% of all test results, up from 23% in the third quarter of 2023 and up from 31% in the second quarter of 2024.
Gross margin
•Adjusted gross margin from continuing operations expanded to 64%, up from 48% in the third quarter of 2023 and up from 62% in the second quarter of 2024.
◦Total company gross margin was 62%.
Operating expenses
•Adjusted total operating expenses were $46.6 million, a decrease of 2% year-over-year and an increase of 4% sequentially.
◦Total GAAP operating expenses were $54.8 million.

Net Income (Loss)
•Adjusted net income improved to $1.2 million, an improvement of 106% year-over-year and 143% sequentially.
◦GAAP net loss was $8.3 million.
Cash burn and cash position
•Total net use of cash was $5.0 million in the third quarter of 2024, an improvement of 88% year-over-year and 17% sequentially.
•Cash, cash equivalents, marketable securities and restricted cash was $117.4 million as of September 30, 2024, inclusive of proceeds of $14.6 million, net of fees, from the issuance of 418,653 shares of Class A common stock in connection with sales pursuant to our “at-the-market” offering during the third quarter of 2024.

GeneDx Full Year 2024 Guidance
GeneDx has updated full year 2024 guidance. Management expects GeneDx to:
•Drive full year 2024 revenues2 between $284 and $290 million (previous guidance was between $255 and $265 million);
•Expand full year 2024 adjusted gross margin2 profile to at least 62% (previous guidance was at least 60%);
•Use between $60 to $65 million of net cash for full year 2024 (previous guidance was between $65 to $70 million)
1.Adjusted gross margin, adjusted total operating expenses and adjusted net income (loss) are non-GAAP financial measures. See appendix for a reconciliation of GAAP to Non-GAAP figures presented.
2.Revenue and gross margin results from continuing operations, which we believe are representative of our ongoing business strategy exclude any revenue and cost of goods sold of the exited Legacy Sema4 diagnostic testing business for the current and all comparative periods. Total company results are labeled accordingly and include GeneDx’s continuing operations and the financial impacts of exited Legacy Sema4 business activities for the current and all comparative periods.

Third Quarter 2024 Business Highlights
Driving sustainable growth and expanding access for more patient populations
•Achieved over 700,000 clinical exomes and genomes sequenced, with over 100,000 completed in the last six months alone
•Accelerated adoption of whole exome sequencing (WES) and whole genome sequencing (WGS) coverage by state Medicaid programs, bringing total states covering exome or genome sequencing in the pediatric outpatient setting to 30
◦Indiana - WES and WGS (July 2024)
◦Connecticut - WGS (July 2024)
◦Texas - WGS (September 2024)
◦Florida - WGS (October 2024)
•The Centers for Medicare & Medicaid Services issued “historic guidance” to state Medicaid agencies, underscoring their obligation to provide all medically necessary services under the Early and Periodic Screening, Diagnostic, and Treatment (EPSDT) benefit
◦Under EPSDT, every Medicaid-enrolled child under 21 is entitled to services that meet their unique medical needs. This includes diagnostics like exome and genome sequencing - some of the most powerful tools we have to unlock appropriate care, treatments, and crucial support systems for these children.
•Expanded the Epilepsy Partnership Program, a first-of-its-kind patient access program that is increasing access to exome and genome sequencing for pediatric epilepsy patients, by including an additional biopharma partner
•Collaborated with researchers from Wellcome Sanger Institute to release data from the largest and most diverse study to date, with data from more than 30,000 patients, on how recessive genetic changes contribute to developmental disorders in children
◦On September 23, 2024, findings from the study were published in Nature Genetics, showcasing that most new recessive developmental disorder diagnoses lie within known genes.
◦The publication is further evidence of our commitment to the important role of diversity in genomics and belief that serving a more diverse patient population drives more definitive diagnoses for patients of all backgrounds.

Demonstrating genome leadership in the neonatal inventive care unit (NICU)
•Launched improvements to our rapid whole genome sequencing product, including cheek swabs for more accessible sample collection, and shortened turnaround times to as soon as five days
•Progressed initiative to launch Epic Aura in the first half of 2025, which will seamlessly integrate GeneDx exome and genome testing into the ordering and resulting workflows of many of the largest health systems across the country
Leaders in genomic newborn screening (gNBS)
•Conducted more gNBS than any other lab in the United States and successfully executed multi-site implementation strategies across diverse patient populations, positioning GeneDx as the clear leader set to revolutionize the standard approach to NBS
◦On October 8, 2024, data was presented at the International Conference on Newborn Sequencing (ICoNS) showcasing that GeneDx has now provided genomic newborn screenings for more than 14,000 infants through its participation in the groundbreaking GUARDIAN and Early Check research studies. Today, that number exceeds 15,000.
•Revealed limitations of traditional newborn screening methods and showcased the promise of advanced genomic technology to deliver equitable health care for all children
◦On October 24, 2024, findings from the GUARDIAN study were published in JAMA (Journal of the American Medical Association), a leading peer-reviewed medical journal.
◦GUARDIAN goes beyond the typical newborn screening panel of about 60 conditions to now over 450-early onset genetic conditions with established effective interventions.
◦Over the initial 11-month period, 4,000 newborns were enrolled and 3.7% of newborns had positive screenings.
◦By referencing our internal database, one of the largest of its kind enriched for rare disease, we find that the average age of diagnosis for children with these same conditions ranges from 7-11 years.
◦Of the newborns with true positive findings, 92% had a confirmed diagnosis for a condition not included in traditional NBS.
◦The study highlights the wide acceptance of more advanced and modernized NBS, with 72% of families approached for the study consenting to participate.

Webcast and Conference Call Details
GeneDx will host a conference call today, October 29, 2024, at 8:30 a.m. Eastern Time. Investors interested in listening to the conference call are required to register online. A live and archived webcast of the event will be available on the “Events” section of the GeneDx investor relations website at https://ir.genedx.com/.
Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of the federal securities laws, including statements regarding our future performance and our market opportunity, including our expected full year 2024 reported revenue guidance, our expectations regarding our adjusted gross margin profile in 2024, and our use of net cash in 2024. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: (i) our ability to implement business plans, goals and forecasts, and identify and realize additional opportunities, (ii) the risk of downturns and a changing regulatory landscape in the highly competitive healthcare industry, (iii) the size and growth of the market in which we operate, (iv) our ability to pursue our new strategic direction, and (v) our ability to enhance our artificial intelligence tools that we use in our clinical interpretation platform. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 23, 2024 and other documents filed by us from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and we assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. We do not give any assurance that we will achieve our expectations.
About GeneDx
At GeneDx (Nasdaq: WGS), we believe that everyone deserves personalized, targeted medical care—and that it all begins with a genetic diagnosis. Fueled by one of the world’s largest rare disease data sets, our industry-leading exome and genome tests translate complex genomic data into clinical answers that unlock personalized health plans, accelerate drug discovery, and improve health system efficiencies. It all starts with a single test. For more information, please visit genedx.com and connect with us on LinkedIn, X, Facebook, and Instagram.

Investor Relations Contact:
Investors@GeneDx.com
Media Contact:
Press@GeneDx.com

Volume and revenue in the table below include the combination of the Legacy GeneDx diagnostic business with the data and information business of Legacy Sema4.
Volume & Revenue

	3Q24	2Q24	1Q24	4Q23	3Q23
Volumes
Whole exome, whole genome	19,262	18,017	16,592	15,663	13,216
Hereditary cancer	4,672	5,482	6,868	8,240	8,556
Other panels	35,095	34,204	31,763	33,692	35,861
Total	59,029	57,703	55,223	57,595	57,633

Revenue ($ millions)
Whole exome, whole genome	$60.0	$50.7	$44.0	$39.2	$34.0
Hereditary cancer	3.3	3.8	5.5	5.5	4.5
Other panels	13.8	13.3	10.7	11.2	10.6
Data information	(0.5)	1.1	1.3	2.2	1.3
Total	$76.6	$68.9	$61.5	$58.1	$50.4
Unaudited Select Financial Information (in thousands)

	Three months ended September 30, 2024			Three months ended June 30, 2024
	GeneDx	Legacy Sema4	Total	GeneDx	Legacy Sema4	Total
Revenue	$76,622	$252	$76,874	$68,924	$1,590	$70,514
Adjusted cost of services	27,370	—	27,370	26,523	145	26,668
Adjusted gross profit	$49,252	$252	$49,504	$42,401	$1,445	$43,846
Adjusted gross margin %	64.3%	100.0%	64.4%	61.5%	90.9%	62.2%

	Three months ended September 30, 2023
	GeneDx	Legacy Sema4	Total
Revenue	$50,350	$2,953	$53,303
Adjusted cost of services	26,079	225	26,304
Adjusted gross profit	$24,271	$2,728	$26,999
Adjusted gross margin %	48.2%	92.4%	50.7%

	Three months ended September 30, 2024
	Reported	Depreciation and amortization	Stock-based compensation expense	Restructuring costs	Change in FV of financial liabilities	Charges related to business exit	Other	Adjusted
Diagnostic test revenue	$77,418	$—	$—	$—	$—	$—	$—	$77,418
Other revenue	(544)	—	—	—	—	—	—	(544)
Total revenue	76,874	—	—	—	—	—	—	76,874
Cost of services	29,045	(1,495)	(174)	(6)	—	—	—	27,370
Gross profit	47,829	1,495	174	6	—	—	—	49,504
Gross margin	62.2%							64.4%
Research and development	11,665	(222)	(537)	—	—	—	—	10,906
Selling and marketing	17,025	(1,225)	(394)	(55)	—	—	—	15,351
General and administrative	26,145	(2,987)	(2,531)	(308)	—	—	—	20,319
Impairment loss	—	—	—	—	—	—	—	—
Other, net	774	—	—	—	—	—	—	774
Loss from operations	(7,780)	5,929	3,636	369	—	—	—	2,154
Interest income (expense), net	(843)	—	—	—	—	—	—	(843)
Other income (expense), net	264	—	—	—	880	—	(1,327)	(183)
Income tax benefit	47	—	—	—	—	—	—	47
Net income (loss)	$(8,312)	$5,929	$3,636	$369	$880	$—	$(1,327)	$1,175

	Three months ended September 30, 2023
	Reported	Depreciation and amortization	Stock-based compensation expense	Restructuring costs	Change in FV of financial liabilities	Charges related to business exit	Other	Adjusted
Diagnostic test revenue	$51,955	$—	$—	$—	$—	$—	$—	$51,955
Other revenue	1,348	—	—	—	—	—	—	1,348
Total revenue	53,303	—	—	—	—	—	—	53,303
Cost of services	28,044	(1,613)	(75)	(52)	—	—	—	26,304
Gross profit	25,259	1,613	75	52	—	—	—	26,999
Gross margin	47.4%							50.7%
Research and development	14,288	(283)	533	(970)	—	—	—	13,568
Selling and marketing	16,763	(1,225)	115	(415)	—	—	—	15,238
General and administrative	26,099	(5,551)	(1,004)	(754)	—	—	—	18,790
Impairment loss	8,282	—	—	—	—	(8,282)	—	—
Other, net	2,794	—	—	—	—	(1,014)	—	1,780
Loss from operations	(42,967)	8,672	431	2,191	—	9,296	—	(22,377)
Interest income (expense), net	1,053	—	—	—	—	—	—	1,053
Other income (expense), net	(544)	—	—	—	(590)	—	1,134	—
Income tax benefit	172	—	—	—	—	—	—	172
Net loss	$(42,286)	$8,672	$431	$2,191	$(590)	$9,296	$1,134	$(21,152)

	Three months ended June 30, 2024
	Reported	Depreciation and amortization	Stock-based compensation expense	Restructuring costs	Change in FV of financial liabilities	Charges related to business exit	Other	Adjusted
Diagnostic test revenue	$69,439	$—	$—	$—	$—	$—	$—	$69,439
Other revenue	1,075	—	—	—	—	—	—	1,075
Total revenue	70,514	—	—	—	—	—	—	70,514
Cost of services	27,562	(808)	(86)	—	—	—	—	26,668
Gross profit	42,952	808	86	—	—	—	—	43,846
Gross margin	60.9%							62.2%
Research and development	10,902	(211)	(347)	(35)	—	—	—	10,309
Selling and marketing	16,585	(1,225)	(368)	(63)	—	—	—	14,929
General and administrative	25,170	(2,974)	(2,307)	(150)	—	—	—	19,739
Impairment loss	—	—	—	—	—	—	—	—
Other, net	874	—	—	—	—	—	—	874
Loss from operations	(10,579)	5,218	3,108	248	—	—	—	(2,005)
Interest income (expense), net	(894)	—	—	—	—	—	—	(894)
Other income (expense), net	(17,890)	—	—	—	4,409	—	13,450	(31)
Income tax benefit	190	—	—	—	—	—	—	190
Net loss	$(29,173)	$5,218	$3,108	$248	$4,409	$—	$13,450	$(2,740)

GeneDx Holdings Corp.
Condensed Consolidated Balance Sheets
(in thousands, except share and per share amounts)

	September 30, 2024 (Unaudited)	December 31, 2023
Assets:
Current assets:
Cash and cash equivalents	$57,894	$99,681
Marketable securities	58,566	30,467
Accounts receivable	38,220	32,371
Due from related parties	260	445
Inventory, net	10,770	8,777
Prepaid expenses and other current assets	20,300	10,598
Total current assets	186,010	182,339
Operating lease right-of-use assets	24,936	26,900
Property and equipment, net	31,452	32,479
Intangible assets, net	162,106	172,625
Other assets (1)	4,336	4,413
Total assets	$408,840	$418,756
Liabilities and Stockholders’ Equity:
Current liabilities:
Accounts payable and accrued expenses	$56,416	$37,456
Due to related parties	727	1,379
Short-term lease liabilities	3,698	3,647
Other current liabilities	16,501	16,336
Total current liabilities	77,342	58,818
Long-term debt, net of current portion	52,034	52,688
Long-term lease liabilities	60,369	62,938
Other liabilities	13,540	14,735
Deferred taxes	1,054	1,560
Total liabilities	204,339	190,739
Stockholders’ Equity:
Preferred stock	—	—
Class A common stock	2	2
Additional paid-in capital	1,561,493	1,527,778
Accumulated deficit	(1,357,912)	(1,300,188)
Accumulated other comprehensive income	918	425
Total stockholders’ equity	204,501	228,017
Total liabilities and stockholders’ equity	$408,840	$418,756
(1)Other assets includes $987 thousand of restricted cash as of both September 30, 2024 and December 31, 2023.

GeneDx Holdings Corp.
Condensed Consolidated Statements of Operations (Unaudited)
(in thousands, except share and per share amounts)

	Three months ended September 30,		Nine months ended September 30,
	2024	2023	2024	2023
Revenue
Diagnostic test revenue	$77,418	$51,955	$207,961	$140,440
Other revenue	(544)	1,348	1,849	4,708
Total revenue	76,874	53,303	209,810	145,148
Cost of services	29,045	28,044	81,618	85,896
Gross profit	47,829	25,259	128,192	59,252
Research and development	11,665	14,288	34,134	46,018
Selling and marketing	17,025	16,763	49,695	45,397
General and administrative	26,145	26,099	73,760	107,129
Impairment loss	—	8,282	—	10,402
Other operating expenses, net	774	2,794	2,622	5,259
Loss from operations	(7,780)	(42,967)	(32,019)	(154,953)

Non-operating income (expenses), net
Change in fair value of warrants and earn-out contingent liabilities	(880)	590	(11,390)	684
Interest (expense) income, net	(843)	1,053	(2,334)	2,092
Other income (expense), net	1,144	(1,134)	(12,300)	1,668
Total non-operating income (expense), net	(579)	509	(26,024)	4,444
Loss before income taxes	(8,359)	(42,458)	$(58,043)	$(150,509)
Income tax benefit	47	172	319	515
Net loss	$(8,312)	$(42,286)	$(57,724)	$(149,994)

Weighted average shares outstanding of Class A common stock	27,095,986	25,788,747	26,593,877	23,777,327
Basic and diluted net loss per share, Class A common stock	$(0.31)	$(1.64)	$(2.17)	$(6.31)

GeneDx Holdings Corp.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Nine months ended September 30,
	2024	2023
Operating activities
Net loss	$(57,724)	$(149,994)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	16,395	27,640
Stock-based compensation expense	6,293	586
Change in fair value of warrants and contingent liabilities	11,390	(684)
Deferred tax benefit	(319)	(515)
Provision for excess and obsolete inventory	137	3,634
Legal reserves	12,123	—
Change in third party payor reserves	737	(6,848)
Gain on sale of assets	—	(2,954)
Gain on debt forgiveness	—	(2,750)
Impairment loss	—	10,402
Other	2,639	1,071
Change in operating assets and liabilities:
Accounts receivable	(5,850)	10,726
Inventory	(2,131)	682
Accounts payable and accrued expenses	(7,807)	(39,913)
Other assets and liabilities	(1,196)	(1,372)
Net cash used in operating activities	(25,313)	(150,289)
Investing activities
Consideration on escrow paid for Legacy GeneDx acquisition	—	(12,144)
Purchases of property and equipment	(2,441)	(2,874)
Proceeds from sales of assets	—	3,887
Purchases of marketable securities	(52,725)	(43,935)
Proceeds from sales of marketable securities	598	—
Proceeds from maturities of marketable securities	24,955	16,665
Development of internal-use software assets	—	(461)
Net cash used in investing activities	(29,613)	(38,862)
Financing activities
Proceeds from offerings, net of issuance costs	14,589	143,002
Exercise of stock options	247	266
Long-term debt principal payments	(198)	(2,000)
Finance lease payoff and principal payments	(1,499)	(2,133)
Net cash provided by financing activities	13,139	139,135
Net decrease in cash, cash equivalents and restricted cash	(41,787)	(50,016)
Cash, cash equivalents and restricted cash, at beginning of period	100,668	138,303
Cash, cash equivalents and restricted cash, at end of period (1)	$58,881	$88,287

Supplemental disclosures of cash flow information
Cash paid for interest	$6,068	$1,116
Cash paid for taxes	$910	$1,178
Stock consideration paid for purchase of business	$—	$6,692
Stock consideration paid pursuant to exercise of Perceptive warrant	$12,586	$—
Purchases of property and equipment in accounts payable and accrued expenses	$2,612	$1,220
Assets acquired under capital leases obligations	$689	$—
(1)Cash, cash equivalents and restricted cash at September 30, 2024 excludes marketable securities of $58.6 million.